=======================================



                               DEPOSIT AGREEMENT



                         Dated as of February 29, 1996


                                    between


                       OLD DOMINION ELECTRIC COOPERATIVE,

                                  as Depositor


                                      and


                COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK
                  B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH,

                                   as Issuer





                    =======================================

                               DEPOSIT AGREEMENT

THIS DEPOSIT AGREEMENT is dated as of February 29, 1996

Between

(1)      OLD DOMINION ELECTRIC COOPERATIVE (hereinafter the "Depositor"); and

(2) COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH (hereinafter the "Issuer").

WHEREAS, subject to the terms and conditions of this Agreement, the Depositor wishes to place the Deposit with the Issuer which is prepared to accept the Deposit on the terms set forth herein.

NOW THIS AGREEMENT WITNESSETH as follows:

1.      DEFINITIONS

1.1 In this Agreement (including the Exhibits) all terms used but not defined herein shall have the same meaning as defined in Appendix A to the Participation Agreement (as defined below). The following terms have, unless the context otherwise requires, the respective meanings shown opposite them:

        "Certificate of Deposit"    The Certificate of Deposit in the form of
                                    Exhibit C to this Agreement.

         "Deposit"                  The aggregate of the cash deposited by the
                                    Depositor on the Closing Date in the amount of $26,651,308.91 with the Issuer on the terms and conditions set forth in this Agreement, together with interest accrued thereon upon the terms set forth herein. The
                                    Depositor's interest in the Deposit shall be evidenced by the Certificate of Deposit.

         "Interest Payment Date"    Each date specified on Exhibit A, as
                                    modified by any amendment hereto.

         "Participation Agreement"  The Participation Agreement, dated as of
                                    February 29, 1996 among (i) the Depositor,
                                    (ii) First Union National Bank of Florida, a national banking association, (iii) Utrecht-America Finance Co., a Delaware corporation, and (iv) State Street Bank and Trust Company, a state-chartered trust company organized and existing under the laws of the Commonwealth of Massachusetts, not in its individual capacity, except as otherwise expressly provided therein, but solely as Owner Trustee under the Trust Agreement, dated as of February 29, 1996, between the Owner Trustee and First Union National Bank of Florida (the "Trust Agreement").

        "Pledgee"                   State Street Bank and Trust Company, a
                                    state-chartered trust company organized and existing under the laws of the Commonwealth of Massachusetts, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement (the "Owner Trustee").

        "Repayment Amount"         As to any Repayment Date, the amount to be
                                   paid hereunder  as specified in Exhibit  B,
                                   as the same may from   time to time  be
                                   amended.

         "Repayment Date"          Each of the dates specified in Exhibit B
                                   hereto.


1.2 References in this Agreement to any agreement or document shall include references to that agreement or document as amended, varied or supplemented from time to time.

1.3      Clause headings are used herein for ease of reference only.

2.       THE DEPOSIT, ETC.

2.1 The Depositor shall deposit on the Closing Date with the Issuer the Deposit, and the Issuer shall accept such Deposit. The Depositor's interest in the Deposit will be evidenced by the Certificate of Deposit.

2.2 Interest shall accrue on the Deposit at the rate of 7.2% per annum in respect of the amount from time to time on deposit. Interest shall be calculated on the basis of a year of 360 days and 12 months of 30 days each. To the extent set forth in Exhibit A under the column "Interest Added to Deposit" with respect to any Interest Payment Date, an amount equal to the portion of the interest which accrued on the Deposit from the preceding Interest Payment Date shown on Exhibit A shall not be paid on such Interest Payment Date but shall increase the amount of the Deposit and the amount of interest actually payable on such Interest Payment Date shall be the amount on Exhibit A under the column "Interest Payable."

2.3      The Issuer shall repay the Deposit in accordance with Clause 3.1.

2.4 The Depositor and the Issuer acknowledge and agree that (i) the Depositor's rights hereunder have been pledged to the Pledgee pursuant to the Deposit Pledge Agreement, dated as of February 29, 1996, between the Depositor and the Pledgee and re-pledged by the Pledgee to the Agent, acting on behalf and for the benefit of itself and the Lenders, pursuant to the Loan Agreement, (ii) so long as any such pledge is in effect, the Deposit and the Certificate of Deposit shall be under the sole dominion and control of the relevant pledgee and (iii) so long as any such pledge is in effect the Issuer shall not make any payments on account of the Deposit to the Depositor unless it shall have received notice from the Agent in the form of Exhibit D hereto.

3.       REPAYMENT

3.1 The Deposit shall be paid in whole or in part on each Repayment Date in the amount of the Repayment Amount for such Repayment Date as set forth in Exhibit B. The Deposit shall also be paid in whole, upon demand by the Depositor (or the relevant pledgee), on the date on which (i) the Depositor is or becomes obligated to pay Termination Value or Fair Market Sales Value under the Equipment Operating Lease or the Foundation Operating Lease, the Walk Away Payment, the Foundation Walk Away Payment, the Purchase Option Price or the Foundation Purchase
         Option Price or any payment computed by reference thereto, (ii) the Equipment Operating Lease or the Foundation Operating Lease is terminated for whatever reason (including without limitation in consequence of an Event of Default thereunder), (iii) any prepayment of the Series B Loan Certificates, or (iv) the Owner Trustee or the Owner Participant exercises its right to purchase the Loan Certificates under
         Section 4.8 of the Loan Agreement. In addition, in the event that an illegality of the character described in Clause 5.1 cannot be avoided as contemplated therein within a 30-day period after the Issuer's notification to the Depositor, the Issuer shall repay the Deposit.

4.       PAYMENTS

4.1 To the maximum extent permitted under Applicable Law, all payments to be made by the Issuer hereunder shall be paid without deduction, set-off or counterclaim of any kind whatsoever, nor shall the Issuer be entitled to exercise in respect of the Deposit any right of set-off, combination, merger or consolidation and the Issuer hereby expressly waives any and all such rights and any comparable rights, with respect to any amounts owed to the Issuer by the Depositor, the Pledgee or any other Person.

4.2 Any Repayment Amounts and, to the extent permitted by law, interest not paid when due shall bear interest at the Overdue Rate for the period during which the same shall be overdue.

         For purposes of this Agreement, the Issuer acknowledges that it has opened and will maintain an account in the name of the Depositor, which account shall be under the sole dominion and control of the Agent, acting on behalf and for the benefit of itself and the Lenders.

         All payments by the Issuer hereunder shall be made prior to 12:00 noon, New York City time, on each payment date specified in Clauses 2.2 and
         3.1 hereof. All payments are to be made to the Depositor, subject to the receipt of the notice contemplated by Section 2.4.

4.3 If any payment from the Deposit is required to be made on a day which is not a Business Day, such a payment shall be due the next succeeding Business Day with the same effect as if paid on the date when due and, if such payment is paid on such succeeding Business Day, without any additional interest on such amount.

5.       ILLEGALITY

5.1 If it shall become (or become apparent that it will become) unlawful for the Issuer to make any repayment of the Deposit or to accept or continue to hold the Deposit in accordance with the terms of this Agreement, then the Issuer shall, upon becoming aware of any of the aforesaid circumstances, notify the Depositor, the Pledgee and the Agent, and the Issuer and the Depositor in consultation with the Pledgee and the Agent shall co-operate to take such action as may be reasonably available to each such Person to avoid or mitigate the imposition of any such illegality, it being expressly understood and agreed that the Issuer shall not be obligated to take any action adverse to its interests nor incur any material cost or expense not indemnified by the Depositor to the reasonable satisfaction of the Issuer.

6.       ASSIGNMENT

6.1 This Agreement, including the Certificate of Deposit, shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and permitted assigns. No interest in the Deposit may be conveyed or created without transfer of the Certificate of Deposit.

6.2 The rights and duties of either party under this Agreement in respect of any Deposit or otherwise, may not be assigned, transferred, pledged or re-pledged in whole or in part (save only as provided by the Deposit Pledge Agreement and the Loan Agreement or pursuant to any enforcement thereof), without the prior written consent of the other party and then only by transfer of the Certificate of Deposit.

7.       REPRESENTATIONS AND WARRANTIES OF THE ISSUER

                  As of the date hereof, the Issuer represents and warrants to the Depositor, the Pledgee and the Agent that:

                  (a) Organization; Authority. The Issuer is the New York Branch of a Dutch bank organized, validly existing and in good standing and has the full corporate power and authority to conduct its business as presently conducted, to own or hold under lease its properties and to execute, deliver and perform this Agreement.

                  (b) Due Authorization. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Issuer and do not require approval or consent of, or notice to, any trustee or holders of any indebtedness or obligations of the Issuer or any lessor under any lease to the Issuer.

                  (c) Conflict. Neither the execution, delivery or performance by the Issuer of this Agreement nor the consummation or performance by the Issuer of the transactions contemplated hereby will conflict with or result in any violation of, constitute a default under, or result in the creation of any Lien upon any property of the Issuer under, any term of the certificate of incorporation or other charter documents or By-laws of the Issuer or any agreement, mortgage, contract, indenture, lease or other instrument, or any Applicable Law, by which the Issuer or its properties or assets are bound.

                  (d) Legal, Valid and Binding Obligations. This Agreement has been duly executed and delivered by the Issuer and constitutes the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and by general principles of equity regardless of whether enforcement is pursuant to a proceeding in equity or at law.

                  (e) Governmental Consents. Neither the execution or delivery by the Issuer of this Agreement nor the consummation of any of the transactions contemplated hereby by the Issuer requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any United States federal, state or other governmental authority or agency, including any judicial body.

                  (f) Business. The Issuer is a financial institution regularly engaged in issuing Dollar deposits.

8.       MISCELLANEOUS

8.1 Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Any such prohibited or unenforceable provision shall be replaced by a provision coming as close as possible to the economic intent of the prohibited or unenforceable provision.

8.2 Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto:

         If to the Agent:

         Utrecht-America Finance Co.
         245 Park Avenue
         New York, New York 10167
         Attention:    Corporate Finance Department
         Telefax: (212) 922-0969

         If to the Issuer:

         Cooperatieve Centrale Raiffeisen-Boerenleenbank
         B.A., "Rabobank Nederland", New York Branch
         245 Park Avenue
         New York, New York 10167
         Attention:   Corporate Finance Department
         Telefax: (212) 922-0969

         If to the Depositor:

         Old Dominion Electric Cooperative
         P. O. Box 2310
         Glen Allen, Virginia  23058-2310
         Attention:   Vice President of Accounting and Finance
         Telefax: (804) 747-3742

         If to the Pledgee:

         State Street Bank and Trust Company
         Two International Place
         Fourth Floor
         Boston, Massachusetts  02110
         Attention:   Manager - Corporate Trust
         Telefax:  (617) 664-5371
         with a copy to the Owner Participant:

         First Union National Bank of Florida
         1 First Union Center
         Charlotte, North Carolina  28288-0739
         Attention:   Mr. Michael L. Taylor
                               Vice President
         Telefax:  (704) 374-4724

         In the case of notice by facsimile such notice shall be effective upon receipt which shall be deemed to occur when the addressee receives the document in legible form and, in the case of a notice dispatched by post (registered postage prepaid), on the fifth Business Day after posting.

8.3 This Agreement may be executed in any number of counterparts and any single counterpart or set of counterparts signed, in either case, by each of the parties hereto shall be deemed to constitute a full and original agreement for all purposes.

8.4 THIS AGREEMENT IS GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                  IN WITNESS WHEREOF, the Depositor and the Issuer have caused this Deposit Agreement to be duly executed and delivered by their respective officers thereunto duly authorized.


                          OLD DOMINION ELECTRIC
                          COOPERATIVE,
                          as Depositor



                          By:/s/ DANIEL M. WALKER
                             --------------------
                             Daniel M. Walker
                             Vice President of Accounting and Finance
                             Date: March 1, 1996


                          COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                           "RABOBANK NEDERLAND", NEW YORK BRANCH,
                              as Issuer

                          By: /s/ CHRIS G. KORTLANDT    /s/ J.W. DEN BAAS
                              ----------------------    ----------------
                              Name: Chris G. Kortlandt  Name: J.W. Den Baas
                              Title: Vice President     Title: Managing Director
                              Date: March 1, 1996

                                                                       EXHIBIT A
                                                                              TO
                                                               Deposit Agreement
                                                               -----------------

                           INTEREST PAYMENT SCHEDULE
                           -------------------------
       Interest             Interest         Interest Added
     Payment Date            Accrued           to Deposit      Interest Payable
     ------------           --------         --------------    ----------------

       28-Feb-97         1,902,903.46         1,902,903.46                0.00
       5-Jan-98          1,746,643.50            40,076.36        1,706,567.14
       5-Jan-99          2,064,497.50           526,923.64        1,537,573.86
       5-Jan-00          2,102,436.00           255,150.00        1,847,286.00
       5-Jan-01          2,120,806.80           255,150.00        1,865,656.80
       5-Jan-02          2,139,177.60           226,800.00        1,912,377.60
       5-Jan-03          2,155,507.20           292,005.00        1,863,502.20
       5-Jan-04          2,176,531.56           104,895.00        2,071,636.56
       5-Jan-05          2,184,084.00           141,750.00        2,042,334.00
       5-Jan-06          2,194,290.00           141,750.00        2,052,540.00
       5-Jan-07          2,204,496.00                 0.00        2,204,496.00
       5-Jan-08          2,202,667.86                 0.00        2,202,667.86
       5-Jan-09          2,199,478.55                 0.00        2,199,478.55
       5-Jan-10          2,196,050.04                 0.00        2,196,050.04
       5-Jan-11          2,192,364.39                 0.00        2,192,364.39
       5-Jan-12          2,188,402.32                 0.00        2,188,402.32
       5-Jan-13          2,184,143.10                 0.00        2,184,143.10
       5-Jan-14          2,179,564.43                 0.00        2,179,564.43
       5-Jan-15          2,174,642.36                 0.00        2,174,642.36
       5-Jan-16          2,169,351.14                 0.00        2,169,351.14
       5-Jan-17          2,163,663.07                 0.00        2,163,663.07
       5-Jan-18          2,157,548.41                 0.00        2,157,548.41

                                                                      EXHIBIT B
                                                                             TO
                                                              Deposit Agreement
                                                              -----------------
                               REPAYMENT AMOUNTS
                               -----------------

         Repayment Date                                Repayment Amount
         --------------                                ----------------
            28-Feb-97                                   28,633,500.01
            5-Jan-98                                    28,673,576.37
            5-Jan-99                                    29,200,500.01
            5-Jan-00                                    29,455,650.01
            5-Jan-01                                    29,710,800.01
            5-Jan-02                                    29,937,600.01
            5-Jan-03                                    30,229,605.01
            5-Jan-04                                    30,334,500.01
            5-Jan-05                                    30,476,250.01
            5-Jan-06                                    30,618,000.01
            5-Jan-07                                    30,592,609.13
            5-Jan-08                                    30,548,313.15
            5-Jan-09                                    30,500,694.98
            5-Jan-10                                    30,449,505.44
            5-Jan-11                                    30,394,476.69
            5-Jan-12                                    30,335,320.78
            5-Jan-13                                    30,271,728.18
            5-Jan-14                                    30,203,366.13
            5-Jan-15                                    30,129,876.93
            5-Jan-16                                    30,050,876.04
            5-Jan-17                                    29,965,950.08
            5-Jan-18                                             0.00

                                                                       EXHIBIT C
                                                                              TO
                                                               DEPOSIT AGREEMENT


                             CERTIFICATE OF DEPOSIT



U.S. $26,651,308.91                              Maturity Date:  January 5, 2018


This Certificate of Deposit evidences the obligation of Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch (the "Issuer") to pay to the order of Old Dominion Electric Cooperative (the "Depositor") the sum identified above, together with interest thereon at the rate of 7.20% per annum, calculated on the basis of a year of 360 days and 12 months of 30 days each (the "Deposit"), in accordance with the provisions of the Deposit Agreement, dated as of February 29, 1996 between the Depositor and the Issuer (the "Deposit Agreement").

The Deposit shall be repaid by the Issuer to the Depositor in accordance with the provisions of the Deposit Agreement, including the notice required by
Section 2.4 of the Deposit Agreement. Reference is made to the Deposit Agreement for provisions concerning the prepayment of the Deposit prior to its maturity.

No interest in the Deposit, including any pledge or creation of a security interest therein, may be effected without conveyance of this Certificate.

This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Issuer has caused this Certificate to be executed in its corporate name, by one of its duly authorized officers.


                             Cooperatieve Centrale Raiffeisen-Boerenleenbank
                             B.A., "Rabobank Nederland"



                             -------------------------------------------
                             Name:
                             Title:

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS SET FORTH IN THE DEPOSIT AGREEMENT REFERRED TO ABOVE.

                                                                       EXHIBIT D
                                                                              TO
                                                               DEPOSIT AGREEMENT



                 NOTICE OF PAYMENT OF RENT AND FOUNDATION RENT




Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.,
"Rabobank Nederland", New York Branch
245 Park Avenue
New York, New York  10167
Attention:  Corporate Finance Department
Telefax:          (212) 922-0969



                  The undersigned, as pledgee of the Deposit and Certificate of Deposit (as each of such terms is defined in Appendix A to the Participation Agreement defined in the Deposit Agreement dated as of February 29, 1996 between Old Dominion Electric Cooperative and the addressee of this notice (the "Deposit Agreement")), hereby advises you that there is no reason to withhold any payment due on the date of this notice in respect of interest or Repayment Amounts under the Deposit Agreement.



                                               UTRECHT-AMERICA FINANCE CO.




                                           ------------------------------------
                                           Title:
                                           Date:


                                      D-1